Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148027) of Virtual Radiologic Corporation of our report dated February 19, 2009 relating to the financial statements which appear in this Form 10-K.
PricewaterhouseCoopers LLP
Chicago, IL
February 18, 2010